SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


                 Date of Report:    September 1, 1995
                  (Date of earliest event reported)




                     THE MANITOWOC COMPANY, INC.
        (Exact name of registrant as specified in its charter)




    Wisconsin            1-11978          39-0448110
- -----------------    --------------    -----------------
 (State or other       (Commission       (IRS Employer
 jurisdiction of      File Number)      Identification
 incorporation)                             Number)





700 East Magnolia Avenue, Suite B, Manitowoc, WI       54220
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(Address of principal executive offices)  (Zip Code)



Registrant's telephone number, including area code (414-684-4410)

  (Former name or former address, if changed since last report)

Item 5.   Other Events
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On September 1, 1995, The Manitowoc Company, Inc. (the ``Company'')
issued a press release announcing that it had entered into a letter of intent to acquire 100% ownership of The Shannon Group, Inc., a privately held manufacturer of commercial refrigerators, freezers and related products. The Shannon Group, Inc. is majority owned by affiliates of Trivest, Inc., a private investment firm.

The transaction, valued in excess of $100 million, is subject to the usual conditions and due diligence investigation, as well as the approval of the Boards of Directors of both companies. A definitive agreement and completion of the purchase is expected by the end of the year. The Company intends to finance the entire purchase with debt arranged through commercial banks at favorable rates.

The Shannon Group, Inc. is headquartered in Brentwood, Tennessee, near Nashville. It is a leading U.S. producer of walk-in refrigerators and freezers, reach-in refrigerators and freezers, and related products. Its customers include many of the major fast-food restaurant chains and leading grocery chains in the United States.

The press release is incorporated herein by reference to Exhibit 20 of this Report, to which the reader is referred for more information.




Item 7.   Financial Statements and Exhibits
- -----------------------------------------------------

          (c)  Exhibits:

               See the Exhibit Index following the Signature page of this Report, which is incorporated herein by reference.



                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DATE:     September 5, 1995        THE MANITOWOC COMPANY, INC.
                                      (Registrant)


                                    /s/  Robert R. Friedl
                                  ---------------------------
                                  Vice President and
                                  Chief Financial Officer



                     THE MANITOWOC COMPANY, INC.

                            EXHIBIT INDEX

                                  TO

                       FORM 8-K CURRENT REPORT

                  Date of Report:  September 1, 1995


 Exhibit                                                Filed
   No.               Description                       Herewith
- ----------        ----------------                  -------------


     20          Press Release dated September 1,          X
                 1995 regarding entering into letter
                 of intent to acquire 100% ownership
                 of The Shannon Group, Inc.